[Semple & Cooper, LLP Letterhead]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants,  we hereby consent to the inclusion of our report dated April 7, 1997, on the consolidated financial statements of International FiberCom, Inc. and Subsidiaries for the years ended December 31, 1996 and 1995, in the Company's Amendment No. 1 to Form SB-2 Registration Statement, and to the reference to us under the caption "Experts" contained in the Prospectus.

/s/ Semple & Cooper, LLP

Certified Public Accountants                                Semple & Cooper, LLP
Phoenix, Arizona

February 12, 1998